                                       As filed with the Securities and Exchange
                                                    Commission on August 9, 1999
                                                          Registration No.  333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ----------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                            ----------------------

                              QUANTUM CORPORATION
              (Exact name of issuer as specified in its charter)
                            ----------------------

        DELAWARE                                                94-2665054
(State of incorporation)                                     (I.R.S. Employer
                                                          Identification Number)
                            500 McCarthy Boulevard
                          Milpitas, California 95035
                   (Address of principal executive offices)
                            ----------------------

                            1986 STOCK OPTION PLAN
                         1993 LONG-TERM INCENTIVE PLAN
                   1996 BOARD OF DIRECTORS STOCK OPTION PLAN
                 ATL PRODUCTS, INC. 1996 STOCK INCENTIVE PLAN
                 ATL PRODUCTS, INC. 1997 STOCK INCENTIVE PLAN
                         EMPLOYEE STOCK PURCHASE PLAN
                          (Full title of the plan(s))
                            ----------------------

                              Richard L. Clemmer
                            Chief Financial Officer
                              Quantum Corporation
                            500 McCarthy Boulevard
                          Milpitas, California 95035
                    (Name and address of agent for service)
                            ----------------------

                                (408) 894-4000
         (Telephone number, including area code, of agent for service)
                            ----------------------

                                   Copy to:
                            Steven E. Bochner, Esq.
                       WILSON SONSINI GOODRICH & ROSATI
                           Professional Corporation
                              650 Page Mill Road
                       Palo Alto, California 94304-1050
                            ----------------------

                        CALCULATION OF REGISTRATION FEE

==========================================================================================================
                                                           Proposed         Proposed          Amount of
                                          Amount            Maximum          Maximum      Registration Fee
  Title of Securities to be                to be         Offering Price     Aggregate
        Registered                       Registered        Per Share     Offering Price
----------------------------------------------------------------------------------------------------------
Hard Disk Drive Group Common Stock,
 par value $0.01 per share             16,302,382 (1)          (3)       $82,806,857(3)       $23,020.31
DLT & Storage Systems Group Common
 Stock, par value $0.01 per share      32,604,764 (2)          (3)      $464,008,263(3)      $128,994.30

----------------------------------------------------------------------------------------------------------
==========================================================================================================

(1) Includes 1,467,906 shares reserved for issuance pursuant to the 1986 Stock Option Plan, 12,566,487 shares reserved for issuance pursuant to the 1993 Long-Term Incentive Plan, 300,000 shares reserved for issuance pursuant to the 1996 Board of Directors Stock Option Plan, 598,994 shares reserved for issuance pursuant to the ATL Products, Inc. 1996 Stock Incentive Plan, 99,751 shares reserved for issuance pursuant to the ATL Products, Inc. 1997 Stock Incentive Plan and 1,269,244 shares reserved for issuance pursuant to the Employee Stock Purchase Plan.
(2) Includes 2,935,812 shares reserved for issuance pursuant to the 1986 Stock Option Plan, 25,132,974 shares reserved for issuance pursuant to the 1993 Long-Term Incentive Plan, 600,000 shares reserved for issuance pursuant to the 1996 Board of Directors Stock Option Plan, 1,197,988 shares reserved for issuance pursuant to the ATL Products, Inc. 1996 Stock Incentive Plan, 199,502 shares reserved for issuance pursuant to the ATL Products, Inc. 1997 Stock Incentive Plan and 2,538,488 shares reserved for issuance pursuant to the Employee Stock Purchase Plan.
(3) In accordance with Rule 457(h), for options outstanding under the plans, the registration fee is based on the weighted average exercise price of $13.10 per share and $4.77 per share for the outstanding options to purchase DLT & Storage Systems Group Common Stock ("DSSG Stock") and Hard Disk Drive Group Common Stock ("HDDG Stock"), respectively. As of August 5, 1999, there were approximately 26,178,657 outstanding options to purchase DSSG Stock and approximately 13,089,328 outstanding options to purchase HDDG Stock. For the remaining shares of DSSG Stock and HDDG Stock reserved for issuance under the plans but not subject to outstanding options, the registration fee is based on the average of the high and low price of the DSSG Stock and HDDG Stock which was $18.84 and $6.34, respectively, as reported on the New York Stock Exchange on August 5, 1999.
================================================================================

                              QUANTUM CORPORATION
                       REGISTRATION STATEMENT ON FORM S-8

                                    PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  Incorporation of Documents by Reference.
         ---------------------------------------

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (Quantum Corporation is sometimes referred to herein as the "Company"):

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1999, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act");

         (b) The description of the Company's Common Stock and Preferred Share Purchase Rights contained in the Company's Registration Statement on Form 8-A filed July 21, 1999 pursuant to Section 12(b) of the 1934 Act and any amendment or report filed for the purpose of updating any such description; and

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  Description of Securities.
         -------------------------

     Inapplicable.

ITEM 5.  Interests of Named Experts and Counsel.
         --------------------------------------

     Inapplicable.

ITEM 6.  Indemnification of Directors and Officers.
         -----------------------------------------

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. The Company's Bylaws provide for the mandatory indemnification of its directors, officers, employees and other agents to the maximum extent permitted by Delaware General Corporation Law, and the Company has entered into agreements with its officers, directors and certain key employees implementing such indemnification.

ITEM 7.          Exemption from Registration Claimed.
                 ------------------------------------
Inapplicable.

ITEM 8.  Exhibits.
         --------
      Exhibit
      Number                           Description
      ------- -------------------------------------------------------------
        5.1   Opinion of Counsel as to legality of securities being registered.
       23.1   Consent of Ernst & Young LLP, Independent Auditors.
       23.2   Independent Accountants' Consent--MKE-Quantum Components LLC.
       23.3   Consent of Counsel (contained in Exhibit 5.1).
       24.1   Power of Attorney (see page II-5).

ITEM 9.  Undertakings.
         ------------

   A.    The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the Delaware General Corporation Law, the Certificate of Incorporation of the Company, the Bylaws of the Company, indemnification agreements entered into between the Company and its officers and directors or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Quantum Corporation, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on this ____ day of August, 1999.

                                    QUANTUM CORPORATION

                                    By: /s/ Richard L. Clemmer
                                       ------------------------------
                                       Richard L. Clemmer,
                                       Chief Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael A. Brown and Richard L. Clemmer, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


               Signature                                   Title                          Date
----------------------------------------  ---------------------------------------   ---------------
/s/ Michael A. Brown                       Chief Executive Officer and Chairman of   August 9, 1999
----------------------------------------   the Board (Principal Executive Officer)
(Michael A. Brown)
/s/ Richard L. Clemmer                     Chief Financial Officer (Principal         August 9, 1999
----------------------------------------   Financial and Accounting Officer)
(Richard L. Clemmer)
/s/ Stephen M. Berkeley                    Director                                   August 9, 1999
----------------------------------------
(Stephen M. Berkley)
/s/ David A. Brown                         Director                                   August 9, 1999
----------------------------------------
(David A. Brown)
/s/ Robert J. Casale                       Director                                   August 9, 1999
----------------------------------------
(Robert J. Casale)
/s/ Edward M. Esber                        Director                                   August 9, 1999
----------------------------------------
(Edward M. Esber)
/s/ Steven C. Wheelwright                  Director                                   August 9, 1999
----------------------------------------
(Steven C. Wheelwright)

                               INDEX TO EXHIBITS

  Exhibit
  Number                          Description
  ------- ----------------------------------------------------------------------

    5.1   Opinion of Counsel....................................................
   23.1   Consent of Ernst & Young, LLP, Independent Auditors...................
   23.2   Independent Accountants' Consent--MKE-Quantum Components LLP..........
   23.3   Consent of Counsel (contained in Exhibit 5.1).........................
   24.1   Power of Attorney (see Page II-5 of Registration Statement)...........